Exhibit 23.1



            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS



To the Board of Directors
Data General Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 1996, which appears in the 1996 Annual Report to Stockholders of Data General Corporation, which is incorporated by reference in the Annual Report on Form 10-K for the year ended September 28, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 21 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

Boston, Massachusetts
July 11, 1997